Exhibit 10.10

FREEMARKETS, INC.

THIRD AMENDED AND RESTATED STOCK INCENTIVE PLAN

1.	Purpose of the Plan.

The purpose of the FreeMarkets, Inc. Third Amended and Restated Stock Incentive Plan (the “Plan”) is to promote the interests of Ariba, Inc. (the “Company”) as the successor of FreeMarkets, Inc. and the Company’s subsidiaries and stockholders by (i) attracting and retaining employees, officers, directors, consultants and advisors of outstanding ability, (ii) motivating such persons, by means of performance-related incentives, to achieve long-range performance goals, and (iii) enabling such persons to participate in the long-term growth and financial success of the Company and its subsidiaries. The original effective date of the Plan was March 2, 1998 (“Effective Date”); the Plan was subsequently amended and restated as of June 30, 1999 (“Restated Effective Date”) and was thereafter amended to reflect a change in the name of FreeMarkets, Inc. and to clarify certain aspects of Plan operation, effective as of the Restated Effective Date. The Plan was amended, restated and renamed the “Second Amended and Restated Stock Incentive Plan” as of January 2, 2001 to eliminate certain provisions of Section 12 of the Amended and Restated Stock Incentive Plan and to clarify certain aspects of Section 12 thereof. The Plan was amended, restated and renamed the “Third Amended and Restated Stock Incentive Plan” as of October 11, 2007, to reflect the merger of a subsidiary of the Company into FreeMarkets, Inc. (the “Merger”) and to add provisions permitting the grant of stock units.

2.	Administration.

(a) Subject to the following paragraphs, the Plan shall be administered by the Company’s Board of Directors (the “Board”) or by a Compensation Committee of the Board (the “Compensation Committee”). If the Board delegates to the Compensation Committee the authority to administer the Plan, the Compensation Committee shall be empowered to take all actions reserved to the Board under the Plan. The Board is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan, and to make all other determinations necessary for the administration of the Plan. All such actions by the Board shall be conclusive, final and binding on all recipients of grants hereunder (“participants”).

(b) Any Compensation Committee to which Plan administration is delegated shall consist solely of Board members who qualify as (i) “Non-Employee Directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) “outside directors” as defined under Section 162(m) or any successor provision of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury regulations thereunder, if and to the extent such qualification is necessary so that grants made under the Plan or the exercise of rights thereunder will qualify for any tax or other material benefit to participants or the Company and its subsidiaries under applicable law.

(c) Notwithstanding the foregoing, the Board may, subject to any limitations or restrictions the Board may impose from time to time, delegate to the Chief Executive Officer the authority to administer the Plan, including the authority to grant Options (as hereinafter defined) to employees, consultants or advisors of the Company and its subsidiaries who are not subject, by reason of their position with the Company or its subsidiaries, to the requirements of Section 16 of the Exchange Act and who are not expected to be subject to the limitations of Code Section 162(m).

3.	Grants.

Grants under the Plan may be in the form of options which qualify as “incentive stock options” within the meaning of Code Section 422 or any successor provision (“Incentive Stock Options”), options which do not so qualify (“Nonqualified Options” and, collectively with Incentive Stock Options, “Options”), stock which is subject to certain forfeiture risks and restrictions on transferability (“Restricted Stock”) and units representing shares of stock (“Stock Units”). Incentive Stock Options may be granted only to employees of the Company or its subsidiaries. Each grant of an Option shall be designated in the applicable “Grant Instrument” (as defined in Section 5) as an Incentive Stock Option or a Nonqualified Option, as appropriate. If, notwithstanding its designation as an Incentive Stock Option, all or a portion of any Option grant does not qualify under the Code as an Incentive Stock Option, the portion which does not so qualify shall be treated for all purposes hereunder as a Nonqualified Option.

4.	Shares Subject to the Plan.

Subject to adjustment as provided in Section 10, as of October 11, 2007, the maximum aggregate number of shares of the Company’s Common Stock (“Common Stock”) that may be subject to grants made under the Plan is 7,523,764 shares. The Common Stock to be offered under the Plan shall be authorized and unissued Common Stock or issued Common Stock which shall have been reacquired by the Company and held in its treasury. The Common Stock covered by any unexercised portion of terminated stock options granted under the Plan or under the FreeMarkets OnLine, Inc. 1996 Stock Incentive Plan, or by any grant of Restricted Stock or Stock Units which is forfeited, may again be subject to new grants under the Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Common Stock, only the net number of shares of Common Stock issuable in connection with the exercise of the Option shall be counted against the number of shares remaining available for grant under the Plan. No participant shall receive grants in respect of more than 1,090,333 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 10).

5.	Participants.

The Board shall determine and designate from time to time those employees, directors, consultants and advisors of the Company or its subsidiaries who shall be granted Options, Restricted Stock or Stock Units under the Plan and the number of shares of Common Stock to be covered by each such Option, Restricted Stock or Stock Unit grant; provided, that any such consultants or advisors who receive grants under the Plan render bona fide services to the Company or its subsidiaries that are not in connection with the offer or sale of securities in a capital-raising transaction. In making its determinations, the Board shall take into account the present and potential contributions of the respective individuals to the success of the Company and its subsidiaries and such other factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan. In no event shall grants be made under the Plan to individuals who were employed by the Company or its subsidiaries immediately before the Merger was consummated. Each grant shall be evidenced by a written Option, Restricted Stock or Stock Unit agreement or grant form (“Grant Instrument”) as the Board shall approve from time to time.

6.	Fair Market Value.

For all purposes under the Plan, the term “Fair Market Value” shall mean the price at which shares of Common Stock were last sold in the principal U.S. market for Common Stock on the applicable date or, if the applicable date was not a trading day, on the last trading day prior to the applicable date. If Common Stock is no longer traded on a public U.S. securities market, the Fair Market Value shall be determined in good faith by the Board.

7.	Grants of Options.

(a) Exercise Price of Options. Incentive Stock Options shall be granted at an exercise price of not less than 100% of the Fair Market Value on the date of grant; provided, however, that Incentive Stock Options granted to a participant who at the time of such grant owns (within the meaning of Code Section 424(d)) more than 10% of the voting power of all classes of stock of the Company (a “10% Holder”) shall be granted at an exercise price of not less than 110% of the Fair Market Value on the date of grant. Nonqualified Options shall be granted at an exercise price as determined in each case by the Board.

(b) Term and Termination of Options.

(1) The board shall determine the term within which each Option may be exercised, in whole or in part, provided that (i) such term shall not exceed 10 years from the date of grant, (ii) the term of an Incentive Stock Option granted to a 10% Holder shall not exceed 5 years from the date of grant, and (iii) the aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which Incentive Stock Options granted to a participant under the Plan or any other plan of the Company and its subsidiaries become exercisable for the first time in any single calendar year shall not exceed $100,000.

(2) Unless otherwise determined by the Board, all rights to exercise Options shall terminate on the first to occur of (i) the scheduled expiration date as set forth in the applicable Grant Instrument, (ii) 60 days following the date of termination of employment for any reason other than the participant’s death or permanent disability (as defined in Code Section 22(e)(3)), (iii) 1 year following the date of termination of employment or provision of services by reason of the participant’s death or permanent disability (as defined in Code Section 22(e)(3)), or (iv) as may be otherwise provided in the event of a Change of Control as defined in Section 11; provided, however, that in the event that a participant ceases to be employed by or to provide services to the Company and its subsidiaries due to a termination for “cause” (as defined in Section 7(b)(3)), all rights to exercise Options held by such participant shall terminate immediately as of the date such participant ceases to be employed by or to provide services to the Company or its subsidiaries.

(3) As used in this Plan, the term “cause” shall mean a finding by the Board that the participant has engaged in conduct that is fraudulent, disloyal, criminal or injurious to the Company or its subsidiaries, including, without limitation, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, or the disclosure of trade secrets or confidential information of the Company or its subsidiaries to persons not entitled to receive such information.

(c) Payment for Shares. Full payment for shares purchased upon exercise of Options granted under the Plan shall be made at the time the Options are exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Board may approve, including, without limitation, (i) by the participant’s delivery to the Company of a promissory note containing such terms as the Board may determine, (ii) by the participant’s delivery to the Company of shares of Common Stock that have been held by the participant for at least six months prior to exercise of the Options, valued at the Fair Market Value of such shares on the date of exercise, or (iii) if the Common Stock is publicly traded, pursuant to a cashless exercise arrangement with a broker on such terms as the Board may determine; provided, however, that if payment is made pursuant to clause (i), the then par value of the purchased shares shall be paid in cash. No shares of Common Stock shall be issued to the participant until such payment has been made, and a participant shall have none of the rights of a stockholder with respect to Options held by such participant.

(d) Other Terms and Conditions. The Board shall have the discretion to determine terms and conditions, consistent with the Plan, that will be applicable to Options, including, without limitation, performance-based criteria for acceleration of the date on which certain Options shall become exercisable. Options granted to the same or different participants, or at the same or different times, need not contain similar provisions.

(e) Substitution of Options. Options may be granted under the Plan from time to time in substitution for stock options of other entities (“Acquired Companies”) in connection with the merger or consolidation of the Acquired Company with the Company or its subsidiaries, the acquisition by the Company or by its subsidiaries of all or a portion of the assets of the Acquired Company, or the acquisition of stock of the Acquired Company such that the Acquired Company becomes a subsidiary of the Company.

8.	Grants of Restricted Stock.

The Board may issue or transfer shares of Common Stock to employees, directors, consultants or advisors under a grant of Restricted Stock, upon such terms as the Board deems applicable, including the provisions set forth below:

(a) General Requirements. Shares of Common Stock issued or transferred pursuant to Restricted Stock grants may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria (including performance-based criteria) as the Board deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b) Number of Shares. The Board shall determine the number of shares of Common Stock to be issued or transferred pursuant to a Restricted Stock grant and the restrictions applicable to such shares.

(c) Requirement of Employment. If a participant who has received a Restricted Stock grant ceases to be employed by the Company and its subsidiaries during the Restriction Period, or if other specified conditions are not met, the Restricted Stock grant shall terminate as to all shares covered by the grant as to which the restrictions have not lapsed, and those shares of Common Stock shall be canceled in exchange for the purchase price, if any, paid by the participant for such shares. The Board may provide, however, for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a participant may not sell, assign, transfer, donate, pledge or otherwise dispose of the shares of Restricted Stock. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the applicable restrictions. The participant shall be entitled to have the legend removed from the stock certificate covering the shares of Restricted Stock subject to restrictions when all restrictions on such shares lapse. The Board may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares lapse, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares lapse.

(e) Right to Vote and to Receive Dividends. During the Restriction Period, the participant shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board.

(f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Restricted Stock grants, that the restrictions shall lapse without regard to any Restriction Period.

9.	Stock Units.

The Board may grant Stock Units to employees, directors, consultants or advisors upon such terms as the Board deems applicable, including the provisions set forth below:

(a) General Requirements. Shares of Common Stock issued or transferred pursuant to Stock Unit grants may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may establish conditions under which restrictions on Stock Units shall lapse over a period of time or according to such other criteria (including performance-based criteria) as the Board deems appropriate. The period of time during which the Stock Units will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b) Number of Stock Units. The Board shall determine the number of shares of Common Stock to be issued or transferred pursuant to a Stock Unit grant.

(c) Requirement of Employment. If a participant who has received a Stock Unit grant ceases to be employed by the Company and its subsidiaries during the Restriction Period, or if other specified conditions are not met, the Stock Unit grant shall terminate as to all Stock Units covered by the grant as to which the restrictions have not lapsed and those Stock Units shall be canceled without payment of any consideration. The Board may provide, however, for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer. During the Restriction Period, a participant may not sell, assign, transfer, donate, pledge or otherwise dispose of Stock Units.

(e) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Board’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Stock, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(f) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) shares of Common Stock or (iii) any combination of both, as determined by the Board. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Stock over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. Until an award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 10.

(g) Death of Recipient. Any Stock Units award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the award recipient, then any Stock Units award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(h) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Grant Instrument.

10.	Adjustments to Reflect Capital Changes.

The number and kind of shares subject to outstanding grants, the exercise price applicable to Options previously granted, and the number and kind of shares available subsequently to be granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares or other change in capitalization with a similar substantive effect upon the Plan or grants under the Plan. The Board shall have the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made shall be final and binding on all participants.

11.	Definition of Change of Control.

For purposes of this Plan, a “Change of Control” shall mean the occurrence of any of the following events:

(a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or an employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); or

(b) the approval by the Company’s stockholders of a reorganization, merger, consolidation or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

(c) the approval by the Company’s stockholders of a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the Company’s assets; or

(d) individuals who, as of the Restated Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to such date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

12.	Consequences of a Change of Control.

(a) Unless otherwise determined by the Board, upon a Change of Control, (i) each outstanding Option shall be assumed by the Acquiring Corporation (as defined below) or parent thereof or replaced with a comparable option or right to purchase shares of the capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof, or other comparable rights (such assumed and comparable options and rights, together, the “Replacement Options”) and (ii) each share of Restricted Stock shall be converted to a comparable restricted grant of capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof or other comparable restricted property (such assumed and comparable restricted grants, together, the “Replacement Restricted Stock”); provided, however, that if the Acquiring Corporation or parent thereof does not grant Replacement Options and Replacement Restricted Stock, then all outstanding Options which have been granted under the Plan and which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control, and all restrictions and conditions on any Restricted Stock shall lapse upon the effective date of the Change of Control. The term “Acquiring Corporation” means the surviving, continuing, successor or purchasing corporation, as the case may be. Notwithstanding anything in the Plan to the contrary, the Board shall have discretion, in the applicable Grant Instrument or an amendment thereof, to accelerate Options and eliminate restrictions on Restricted Stock upon a Change of Control. The Board may determine in its discretion (but shall not be obligated to do so) that in lieu of the issuance of Replacement Options, all holders of outstanding Options which are exercisable immediately prior to a Change of Control (including those that become exercisable under this Section 12(a)) will be required to surrender them in exchange for a payment, in cash or Common Stock as determined by the Board, of an amount equal to the amount (if any) by which the then Fair Market Value of Common Stock subject to unexercised Options exceeds the exercise price of those Options, with such payment to take place as of the date of the Change of Control or such other date as the Board may prescribe.

(b) Any Options that are not assumed or replaced by Replacement Options, exercised or cashed out prior to or concurrent with a Change of Control will terminate effective upon the Change of Control or at such other time as the Board deems appropriate.

(c) Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, no action described in the Plan shall be taken (including, without limitation, actions described in subsections (a), (b) and (c) above) if such actions would make the Change of Control ineligible for desired tax treatment if, in the absence of such actions, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to such Change of Control.

(d) Section 12, as herein amended and restated, applies to Options and Restricted Stock granted prior to, on and after the Restated Effective Date, except as set forth in the next sentence. Section 12(b) of the Amended and Restated Stock Incentive Plan, as in effect prior to January 2, 2001, applies to Options and Restricted Stock granted prior to January 2, 2001.

(e) Anything in the Plan to the contrary notwithstanding, the Board shall have discretion to eliminate vesting restrictions on Stock Units and/or accelerate the settlement of Stock Units upon a Change of Control. Any Stock Units that are not assumed or replaced by comparable grants, or settled prior to or concurrent with a Change of Control, shall terminate effective upon the Change of Control.

13.	Transferability of Options.

Unless otherwise determined by the Board with respect to Nonqualified Options, Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and are exercisable during a participant’s lifetime only by the participant.

14.	Withholding.

The Company shall have the right to deduct any taxes required by law to be withheld in respect of grants under the Plan from amounts paid to a participant in cash as salary, bonus or other compensation. In the Board’s discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, a number of shares of Common Stock the aggregate Fair Market Value of which does not exceed the applicable withholding rate for federal (including FICA), state and local tax liabilities. Any such election must be in a form and manner prescribed by the Board.

15.	Construction of the Plan.

The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely by the Board. Any determination by the Board shall be final and binding on all participants. The Plan shall be governed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions of such laws.

16.	No Right to Grant; No Right to Employment.

No person shall have any claim of right to be granted Options, Restricted Stock or Stock Units under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries or as giving any consultant, advisor or director of the Company or any of its subsidiaries any right to continue to serve in such capacity.

17.	Grants Not Includable for Benefit Purposes.

Income recognized by a participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the participant which are maintained by the Company or any of its subsidiaries, except as may be provided under the terms of such plans or determined by resolution of the Board.

18.	No Strict Construction.

No rule of strict construction shall be implied against the Company, the Board or any other person in the interpretation of any of the terms of the Plan, any grant made under the Plan or any rule or procedure established by the Board.

19.	Captions.

All Section headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

20.	Severability.

Whenever possible, each provision in the Plan and every grant under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any grant under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other grant under the Plan shall remain in full force and effect.

21.	Legends.

All certificates for Common Stock delivered under the Plan shall be subject to such transfer and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Common Stock is then listed or quoted and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

22.	Amendment.

The Board may, by resolution, amend or revise the Plan, except that such action shall not be effective without stockholder approval if such stockholder approval is required to maintain the compliance of the Plan and/or grants made to directors, executive officers or other persons with Rule 16b-3 promulgated under the Exchange Act or any successor rule. The Board may not modify any Options previously granted under the Plan in a manner adverse to the holders thereof without the consent of such holders, except in accordance with the provisions of Sections 10, 12 or 23.

23.	Modification for Grants Outside the U.S.

The Board may, without amending the Plan, determine the terms and conditions applicable to grants of Options, Restricted Stock or Stock Units to participants who are foreign nationals or employed outside the United States in a manner otherwise inconsistent with the Plan if the Board deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.

24.	Effective Date; Termination of Plan.

The Plan was originally effective on March 2, 1998. The Restated Effective Date is June 30, 1999. The Plan as most recently amended is effective on October 11, 2007. The Plan shall terminate on March 1, 2008, unless it is earlier terminated by the Board. Termination of the Plan shall not affect previous grants under the Plan.